UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): February 4, 2008

GLOBAL ROAMING DISTRIBUTION, INC.
(Exact name of small business issuer as specified in its charter)

Florida	333-70868	65-1129569
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1021 Ives Dairy Road, Suite 216
Miami, FL  33179
(Address of Principal Executive Office) (Zip Code)

(305) 249-3121
(Issuer’s telephone number, including area code)

Copies to:
Richard Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2008, our Board of Directors agreed to expand our Board of Directors and appoint Pat Phelan as a member of the Board of Directors of Global Roaming Distribution, Inc., a Florida corporation (the “Company”).  The addition increases the size of our Board of Directors to four members.  Mr. Phelan joins current members Yakov Sarousi, Jenny Callicott, and Michael Thaler.

Mr. Phelan, age 43, currently serves as Chief Executive Officer and co-founder of Cubic Telecom Ltd., a mobile telephone provider organized under the laws of Ireland (“Cubic”).  Mr. Phelan has worked in the telecommunications industry for over nine years and is a prominent blogger on developments and innovations in the industry.

Item 9.01 Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Roaming Distribution, Inc.

Dated: February 4, 2008	By:	/s/ Yakov Sarousi
Name: Yakov Sarousi
Title: President & Chief Executive Officer